EXHIBIT 10.20


                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement ("AGREEMENT") is entered into effective this 1st day of December, 2000, by and among Reuter Manufacturing, Inc., a Minnesota corporation ("BUYER") and Magstar Technologies, Inc., a Minnesota corporation ("SELLER"). Buyer and Seller are hereinafter collectively referred to as the "PARTIES".

                                    RECITALS

         WHEREAS, Seller is, among other things, in the business of manufacturing and selling certain assets (the "BUSINESS");

         WHEREAS, Seller desires to sell, assign and transfer to Buyer, and Buyer desires to purchase and acquire from Seller, certain of the assets and properties held in connection with the Business, upon the terms and subject to the conditions set forth herein.

                                   AGREEMENTS

         NOW THEREFORE, in consideration of the foregoing, and the mutual agreements, covenants, representations and warranties contained in this Agreement, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1. PURCHASE OF ASSETS.

         1.1. PURCHASED ASSETS. On the terms and subject to the conditions of this Agreement, Buyer will purchase from Seller and Seller will sell to Buyer as and when provided below, certain of the assets of Seller described below (the "PURCHASED ASSETS"):

                  1.1.1 INVENTORY. All inventories of raw materials or parts, work-in-process (less obsolescence), finished goods (including all inventories consigned to dealers, sales representatives, and others), accessories related to the Business, and pre-paid expenses all as reflected on Seller's unaudited balance sheet as of November 30, 2000 attached as Exhibit A hereto (the "LATEST BALANCE SHEET"), wherever located.

                  1.1.2 ACCOUNTS RECEIVABLE. All accounts receivable (as reflected on the Latest Balance Sheet) including all of Seller's right, title, and interest in and to all customer purchase orders relating to the Purchased Assets that arrive on or after the Closing Date (as defined below) and all purchase orders that are unfulfilled as of the Closing Date (the "PURCHASE ORDERS"). Prior to Closing, Seller shall furnish to Buyer all then-existing Purchase Orders, the obligations of each shall be assumed by Buyer. For a period of one (1) year, ending on the first anniversary of the Closing Date, Seller shall continue to promptly furnish to Buyer all Purchase Orders as they are received by Seller.

                  1.1.3 NO RESTRICTIONS. The Purchased Assets will be transferred by Seller to Buyer free and clear of any and all claims, liens, mortgages, security interests, encumbrances, charges, obligations, and other restrictions, except for restrictions arising from and solely related to the Assumed Liabilities (as defined below).

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         1.2. RETAINED ASSETS. Notwithstanding the foregoing, the Seller will
         NOT sell, transfer, convey, assign or deliver to the Buyer, and the Buyer will NOT purchase from the Seller, the following assets: (I) the "Equipment" set forth in the Equipment Lease (as defined below); (II) the consideration delivered to Seller pursuant to this Agreement; (III) the minute books, corporate seal and stock records of the Seller; (IV) shares of the capital stock of Seller, including shares held by Seller as treasury shares; (V) cash, money and deposits with financial institutions and others, certificates of deposit, commercial paper, notes, evidences of indebtedness, stocks, bonds and other investments;
         (VI) all of Seller's claims, causes, or rights of action and intangible property rights arising from or concerning any of the Purchased Assets; and (VII) all other "Current Assets" and "Fixed Assets" as such terms are defined in the Latest Balance Sheet except for the Purchased Assets.

         1.3. ASSUMED LIABILITIES. Upon satisfaction of all conditions to the obligations of the Parties contained herein (other than such conditions as will have been made in accordance with the terms hereof), the Buyer will assume all "Trade Accounts Payable" as set forth in the Latest Balance Sheet and all "Accrued 401K" as set forth in the Latest Balance Sheet (collectively, the "ASSUMED LIABILITIES" ).

         1.4. RETAINED LIABILITIES. Except for the Assumed Liabilities, the Buyer has not agreed to pay, will not be required to assume and will have no liability or obligation, direct or indirect, absolute or contingent, of the Business, the Seller or any affiliates or associates or of any other person (the "RETAINED LIABILITIES"), including without limitation: (I) all "Current Liabilities" as set forth in the Latest Balance Sheet except for the Assumed Liabilities; (II) all "Long Term Liabilities" as set forth in the Latest Balance Sheet; (III) any debt, liability or obligation of the Business, the Seller or any of its affiliates or associates, direct or indirect, known or unknown, fixed, contingent or otherwise, that (a) is unrelated to the Purchased Assets;
         (b) is unrelated to the Business; or (c) relates to the Purchased Assets and is based upon or arises from any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition occurring or existing on or before the Closing Date, whether or not then known, due or payable; (IV) any obligation for Taxes related to any of the Purchased Assets for any Tax period or portion thereof ending on or before the Closing Date and any obligation for other Taxes of the Seller; and (V) any pollution or threat to human health or the environment or violation of any Environmental and Occupational Safety and Health Law that is related in any way to the Seller's or any previous owner's or operator's management, use, control, ownership or operation of the Purchased Assets and that occurred, existed, arises out of conditions or circumstances that occurred or existed, or was caused, in whole or in part, on or before the Closing Date and any environmental claim against any person or entity whose liability for such environmental claim the Seller has or may have assumed or retained either contractually or by operation of law.

2. PURCHASE PRICE.

         2.1. PURCHASE PRICE. The total consideration to be paid by the Buyer to the Seller for the Purchased Assets will be $363,587 (the "PURCHASE PRICE"). The Purchase Price will be paid by the Buyer through the execution and delivery to the Seller of a promissory note in substantially the form attached hereto as Exhibit B, in the principal amount of the Purchase Price (the "PROMISSORY NOTE"). In addition, the Buyer will assume the Assumed Liabilities as of the Closing Date.

         2.2. ALLOCATION. The Purchase Price will be allocated among the Purchased Assets in the manner required by Section 1060 of the Code. The Buyer and the Seller will negotiate in good


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         faith the values of the Purchased Assets and the resulting allocation of the Purchase Price among the various assets; it being understood that such determination will be binding on the Buyer and the Seller only for the purposes of U.S. Federal, state and local taxation. The Seller and the Buyer will file all Tax Returns and tax reports (including IRS Form 8594) in accordance with and based upon such allocation and will take no position in any Tax Return, tax proceeding or tax audit which is inconsistent with such allocation.

3. CLOSING. The purchase and sale contemplated by this Agreement (the "CLOSING") shall take place and shall be effective for all purposes at a place upon which the Parties mutually agree, at 10:00 A.M. local time on December 1, 2000 (the "CLOSING DATE"). At the Closing, Buyer will deliver or cause to be delivered to
Seller: (a) the Promissory Note as set forth in Section 2.1; (b) the executed Equipment Lease substantially in form attached as Exhibit C (the "EQUIPMENT LEASE"); and (c) any and all other instruments and documents required of Buyer under this Agreement. At the Closing, Seller will deliver or cause to be delivered to Buyer (a) the executed Equipment Lease; (b) bills of sale and assignments reasonably acceptable to Buyer, sufficient to transfer to Buyer title in the Purchased Assets described in Section 1 in accordance with this Agreement; and (c) all records and other documents included in the Purchased Assets; and any and all other instruments and documents required of Seller under this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrant to Buyer as follows:

         4.1. ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of Minnesota with requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. Seller is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not have a material adverse effect upon the business, properties, prospects or condition, financial or otherwise, of the Seller.

         4.2. ORGANIZATIONAL DOCUMENTS. Seller is not currently in violation of any of the provisions of its Articles of Incorporation or the bylaws ("CHARTER DOCUMENTS").

         4.3. AUTHORIZATION. Seller has the requisite corporate power and authority to enter into and to carry out its obligations under this Agreement. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by its Board of Directors and shareholders and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement. This Agreement constitutes a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, except to the extent that enforceability thereof may be limited by bankruptcy and other similar laws and general principles of equity.

         4.4. NO CONFLICT WITH OTHER INSTRUMENTS OR PROCEEDINGS. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not: (a) result in the breach of any of the terms or conditions of, or constitute a default under Seller's Charter Documents, any contract, agreement, lease, commitment, mortgage, note, or other instrument or obligation to which Seller is now a party or by which any of its assets may be bound or affected; (b) violate any law, rule, or regulation of any administrative agency or governmental body or any order, writ, injunction, or decree of any court, administrative agency,


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         or governmental body applicable to Seller; or (c) result in the imposition of any lien or encumbrance on any of the Purchased Assets. All consents, approvals, or authorizations of, or declarations, filings, or registrations with, any third parties or governmental or regulatory authorities required of Seller in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will be obtained or made by Seller before the Closing Date.

         4.5. INVENTORY. All Purchased Assets, including without limitation all raw materials, work-in-process, finished goods, consigned goods, and other items of the inventory of Seller, will be of a quality and quantity usable and salable in the ordinary and usual course of business.

         4.6. TITLE. Upon Closing, Seller shall have good and marketable title to all of the Purchased Assets, subject to no security interest, mortgage, pledge, lien, tax lien, encumbrance, charge, obligation, assignment, or other restriction.

         4.7. INTELLECTUAL PROPERTY. In developing or manufacturing the Purchase Assets, Seller has not infringed or unlawfully used the patents, service marks, trade names, trademarks, logos, copyrights, or other proprietary rights of any other person or entity.

         4.8. TAXES. Seller has properly prepared and timely filed with the United States, any state or other political subdivision and all appropriate governmental agencies all tax returns and tax reports required to be filed by it. All federal, state, and local income, profit, withholding, franchise, sales, use, occupation, property, social security, unemployment, workers' compensation, ad valorem, excise or other taxes of Seller, and all assessments, deficiencies, interest, and penalties related to such taxes, whether disputed or not, due and payable on or before the date hereof have been paid or provided for, and no agreements are currently in effect with respect to Seller waiving or providing for an extension of time with respect to the filing of any tax returns or the payment or assessment of any tax or deficiency or waiving or extending the provisions of any statute of limitations.

         4.9. BROKERS' FEES. Neither Seller nor Buyer, will incur any liability for brokers' fees, finders' fees, agents' commissions, financial advisory fees, or other similar forms of compensation in connection with this Agreement or any transaction contemplated by this Agreement as a result of any action by Seller.

         4.10. WARRANTIES. To the best of Seller's knowledge, all Purchased Assets are free from design or manufacturing defects (except for minor defects which do not adversely affect the use or merchantability thereof or create any claim against Seller or Buyer), of merchantable quality, safe and fit for the purpose intended, and in connection with such sales, Seller has not breached any express or implied warranty.

         4.11. DISCLOSURE. No representation or warranty by Seller in this Agreement or in any Schedule or Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule or Exhibit delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading. Seller has disclosed to Buyer all material facts pertaining to the transactions contemplated by this Agreement.


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5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to
Seller as follows:

         5.1. ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota. Buyer has all requisite corporate power and authority to own, lease, and operate the properties now owned or leased by it and to carry on its businesses as presently conducted.

         5.2. NO CONFLICT WITH OTHER INSTRUMENTS OR PROCEEDINGS. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (a) result in the breach of any of the terms or conditions of, or constitute a default under, Buyer's Charter Documents or any contract, agreement, lease, commitment, mortgage, note, or other instrument or obligation to which Buyer is now a party or by which any of its assets may be bound or affected or (b) violate any law, rule, or regulation of any administrative agency or governmental body or any order, writ, injunction, or decree of any court, administrative agency, or governmental body applicable to Buyer. All consents, approvals, or authorizations of, or declarations, filings, or registrations with, any third parties or governmental or regulatory authorities required of Buyer in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will be obtained or made by Buyer before the Closing Date.

         5.3. COMPLIANCE WITH LAWS AND OTHER REGULATIONS. Buyer is not subject to, and has not been threatened with, any fine or penalty as the result of a failure to comply with any requirement of any applicable law or regulation (including those relating to product labeling) or any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business or the use of its assets or properties.

         5.4. BROKERS' FEES. Neither Seller nor Buyer will incur any liability for brokers' fees, finders' fees, agents' commissions, financial advisory fees, or other similar forms of compensation in connection with this Agreement or any transaction contemplated by this Agreement as a result of any action by Buyer.

6. REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

         6.1. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Buyer and Seller set forth in this Agreement or in any Exhibit or Schedule hereto, or in any certificate, document or other writing delivered hereunder or in connection herewith, shall survive and continue past the Closing. No investigation by any Party shall reduce obligations with respect to such representations and warranties or shall reduce the degree to which each Party may and will rely upon such representations and warranties.

         6.2. INDEMNIFICATION FOR LITIGATION. The Seller agrees to hold Buyer harmless and to indemnify Buyer from and against any and all losses, claims, damages (whether incidental, consequential, punitive or otherwise and whether foreseeable or not), expenses, liabilities, deficiencies and threats thereof incurred or paid or suffered by Seller or Buyer after the Closing and arising for a period of two years after the Closing Date (including, but not limited to, fees and disbursements of counsel), and other obligations of whatever kind or nature, arising directly or indirectly out of, by reason of or in connection with any pending or threatened litigation, government action, investigation, cause of action, mediation, arbitration, grievance, judgment, lien or other proceeding against Seller or Buyer based upon events or occurrences (including


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         environmental matters) prior to or on the Closing Date. All amounts payable by the Seller pursuant to this Section 6.2 may, at Buyer's option, be paid by direct set-off against any other amounts owing or potentially owing by Buyer to it under this Agreement or otherwise.

         6.3. OTHER INDEMNIFICATION OF BUYER. The Seller agrees to hold Buyer harmless and to indemnify Buyer from and against any and all claims that are based upon, arise out of, or are related to any breach of any of its representations or warranties (whether due to commissions, omissions or otherwise and whether or not material) set forth in this Agreement or in any Exhibit or schedule hereto, or in any certificate, document or other writing delivered hereunder or in connection herewith and that arise from a period two years after the Closing Date. All amounts payable by the Seller pursuant to this Section 6.3 may, at Buyer's option, be paid by direct set-off against any other amounts owing or potentially owing by Buyer to it under this Agreement or otherwise; provided, however, that (a) no amount will be payable by Seller hereunder except to the extent that the aggregate of all liabilities incurred by Buyer under this Section 6.3 exceeds $5,000 and
         (b) no amount payable by Seller hereunder shall be payable to the extent the total amounts paid under this Section 6.3 exceed the Purchase Price.

         6.4. INDEMNIFICATION PROCEDURES. Whenever any claim shall arise for indemnification under Sections 6.2 or 6.3, Buyer shall promptly notify the Seller in writing of the claim and of the principal facts constituting the basis for such claim. Seller shall exercise discretion over the resolution of such claim to the extent of the indemnification, provided no rights or interests of Buyer are given up without prior written consent of Buyer. Seller shall, at all times keep Buyer informed of the status of the claims, responding to every Buyer request for information.

         6.5. INDEMNIFICATION BY BUYER. Buyer agrees to hold Seller harmless and to indemnify Seller from and against any and all claims that are based upon, arise out of, or are related to (a) any breach of any Buyer's representations and warranties set forth in this Agreement or (b) ownership or operation of the Purchased Assets after the Closing Date; provided, however, that (i) no amount will be payable by Buyer hereunder, except to the extent that the aggregate of all liabilities incurred by Seller under this Section 6.5 exceeds $5,000, and (ii) no amount payable by Buyer hereunder shall be payable to the extent the total amounts paid under this Section 6.5 exceeds the Purchase Price. All amounts payable by Buyer pursuant to this Section 6.5 may, at Seller's option, be paid by direct set-off against any other amounts then due and payable by Seller to Buyer.

7. GENERAL PROVISIONS.

         7.1. ASSIGNMENT AND BENEFITS. This Agreement is not assignable, either directly or indirectly, without the prior written consent of both Parties. All of the terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of Buyer and Seller.

         7.2. CONFIDENTIALITY. Unless otherwise required by law, neither Party will make any disclosure of the existence or terms of this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other Party, except that each Party may disclose the transactions contemplated by this Agreement to that Party's attorneys, accountants, and other professional advisers, institutional lenders, and management employees, to the extent that any of those persons or entities needs to know of the transactions in connection with the person's or entity's relationship with the disclosing Party.


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         7.3. EXPENSES. The Parties will pay their respective expenses, costs, and fees (including, without limitation, legal and accounting fees) incurred in connection with this negotiation, preparation, execution, and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

         7.4. ENTIRE AGREEMENT. This Agreement together with the agreements referred to in this Agreement, set forth the entire agreement and understanding of the Parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements, arrangements, and understandings relating to the subject matter of this Agreement.

         7.5. AMENDMENT. This Agreement may be amended and any of the terms or conditions of this Agreement may be waived, only by a written instrument signed by both Parties, or, in the case of a waiver, by or on behalf of the Party waiving compliance.

         7.6. WAIVER. The failure of any Party at any time to require performance of any provision in this Agreement shall not affect the right of that Party at a later time to enforce the provision. No waiver by any party of any condition, or of any breach of any term contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any condition or of any breach of any other term.

         7.7. NO THIRD-PARTY BENEFICIARIES. The provisions of this Agreement are solely between and for the benefit of the two Parties, and do not inure to the benefit of, or confer rights upon, any third party, including, without limitation, any employee of the Parties.

         7.8. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted. All provisions of this Agreement shall be enforced to the full extent permitted by law.

         7.9. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not restrict or otherwise modify any of the terms or provisions of this Agreement.

         7.10. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota as applicable to contracts made and to be performed in that state as to all matters, including, validity, construction, effect performance and remedies, without regard to conflict of law principles.

                    BALANCE OF PAGE INTENTIONALLY LEFT BLANK


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         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

                                        REUTER MANUFACTURING, INC.


                                        By /s/ Michael J. Tate
                                               Title: President


                                        MAGSTAR TECHNOLOGIES, INC.


                                        By /s/ R.F. McNamara
                                               Title: CEO


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                                                                       Exhibit A


                    NOVEMBER 30, 2000 BALANCE SHEET [OMITTED]


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                                                                       EXHIBIT B

                           REUTER MANUFACTURING, INC.

                                 PROMISSORY NOTE

$363,587.00                                                     December 1, 2000
                                                          Minneapolis, Minnesota

         FOR VALUE RECEIVED, Reuter Manufacturing, Inc. a Minnesota corporation, ("Company"), promises to pay to the order of Magstar Technologies, Inc., a Minnesota corporation ("Holder"), at its principal office or such other place as Lender may designate, the principal sum of Three Hundred Sixty-Three Thousand Five Hundred Eighty-Seven and 00/100 Dollars ($363,587.00), in lawful money of the United States, together with interest on the unpaid principal balance compounded annually at the rate of eight percent (8.0%) per annum.

         This Promissory Note ("Note") has been executed and delivered pursuant to and in accordance with the terms and conditions of that certain Asset Purchase Agreement (the "Purchase Agreement") dated as of December 1, 2000 by and among Company and Holder, and is subject to the terms and conditions of the Purchase Agreement. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Purchase Agreement.

         This Note is subject to the following terms and conditions:

1. PAYMENT. Payment of the principal of and interest on this Note will be made at the address of the Holder on the Company's books in such coin or currency as is legal tender of the United States of America upon thirty six (36) months from the date hereof. This Note may be prepaid in whole or in part at any time without the consent of the Holder. All payments on this Note shall be applied first to the payment of any costs of collection that may be due hereunder, then to the payment of accrued interest, and the balance shall be applied to principal.

2. DEFAULT

         2.1 EVENTS OF DEFAULT. An "Event of Default" shall be deemed to occur upon the happening of any of the following: (i) the failure to pay when due any amount of principal or interest payable hereunder, (ii) the filing against the Company which is not dismissed within sixty (60) days thereafter, or by the Company, of a petition in bankruptcy or for an arrangement or reorganization,
(iii) the making by the Company of a general assignment for the benefit of creditors, (iv) the appointment of a receiver or trustee for the Company, or (v) the institution of liquidation or dissolution or reorganization proceedings with respect to the Company.

         2.2 RIGHTS ON DEFAULT. If an Event of Default occurs and is continuing, the Holder may declare the principal of this Note, together with any accrued and unpaid interest, if not already due, to be due and payable immediately, by written notice to the Company. Upon any such declaration, such principal and interest will become due and payable immediately, anything contained in this Note to the contrary notwithstanding.

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         2.3 ENFORCEMENT. If the Holder declares the principal of this Note, together with all accrued and unpaid interest on this Note, due and payable immediately, the Holder may proceed, subject, however, to all the terms and conditions hereof, to protect and enforce its rights by an action at law, suit in equity, or other appropriate proceeding.

3. MISCELLANEOUS

         3.1 RESTRICTION ON TRANSFER. By accepting this Note, the Holder agrees that the transfer of this Note will be subject to the restriction that no such transfer will be effected until the Holder has first obtained a written opinion of counsel, satisfactory to the Company, that the proposed transfer, if consummated, may be lawfully made without registration under the Securities Act and any applicable state securities law.

         3.2 HEADINGS. The headings in this Note are inserted for convenience only and will not affect the meaning or interpretation of all or any part of this Note.

         3.3 GOVERNING LAW. This Note will be deemed to be a contract made under the laws of the State of Minnesota, and for all purposes will be construed in accordance with the laws of the State of Minnesota.

         3.4 EXPENSES OF COLLECTION. In the event of any default by the Company in its obligations hereunder, the Company shall reimburse the Holder on demand the amount of its costs and expenses in enforcing its rights hereunder, including reasonable attorneys fees.

         3.5 PAYMENT DATE. In case the date of maturity of this Note is not a business day, then payment of principal and interest to the Holder need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for prepayment and no interest will accrue for the period after such date.

         3.6 CONSTRUCTION. Wherever possible, each provision of this Note will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

         3.7 AMENDMENTS. This Note may not be and will not be deemed or construed to have been modified, amended, rescinded, canceled, or waived in whole or in part, except by written instruments signed by the Company and the Holder.


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         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the day and year first set forth above.

                                        REUTER MANUFACTURING, INC.

                                        By /s/ Michael J. Tate

                                        Its: President



                                 ---------------

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                                 ---------------

                                    EXHIBIT C

                            EQUIPMENT LEASE AGREEMENT

         This Equipment Lease ("Lease") is entered into effective December 1, 2000, by and between Magstar Technologies, Inc., a Minnesota corporation ("Lessor"), and Reuter Manufacturing, Inc., a Minnesota corporation ("Lessee").

         1. LEASE. Lessor hereby lease to Lessee, and Lessee hereby leases and hires from Lessor, upon the terms set forth herein all machinery, equipment, vehicles and other property described in Exhibit A attached hereto (the "Equipment")

         2. TERM. The term of this Agreement respecting each item of Equipment commences on the date of this Agreement and expires 72 months following the date of this Agreement.

         3. RENT. The rent for all of the Equipment, for the term of this Agreement shall be a principal amount equal to $486,461 (the "Rent") which Rent shall be payable in monthly installments of rent and interest of $4,512 per month for the first six months, $8,100 per month for the next six months and $8,988 per month for the last sixty months. Lessee shall pay Lessor each installment of Rent in advance, on or before the 1st day of each month at the offices of the Lessor, or to such other person and/or at such other place as Lessor may from time to time designate in writing. In the event items in addition to those specified in Exhibits A become Equipment, then any schedule executed by the parties shall specify the additional amount to be paid as Rent (and the additional monthly installment) in light of the additional items.

         4. USE. Lessee shall use the Equipment in a careful and proper manner and shall comply with and conform to all national, state, municipal, and other laws, ordinances and regulations relating to the possession, use or maintenance of the Equipment. If at any time during the term hereof Lessor supplies Lessee with labels, plates or other markings, stating that the Equipment is owned by Lessor, Lessee shall affix and keep the same upon a prominent place on the Equipment.

         5. LESSEE ACCEPTANCE; CONCLUSIVE PRESUMPTIONS. Lessee shall inspect the Equipment within forty-eight (48) hours after receipt thereof. Unless Lessee within said period of time gives written notice to Lessor, specifying any defect in or other objection to the Equipment, Lessee agrees that it shall be conclusively presumed, as between Lessor and Lessee, that Lessee has fully inspected and acknowledged that the Equipment is in good condition and repair, and that Lessee is satisfied with and has accepted the Equipment in good condition and repair.

         6. LESSOR INSPECTION. Lessor shall, at any and all times during Lessee"s normal business hours, have the right to enter the premises where the Equipment is located for the purpose of inspecting the same or observing the use thereof. Lessee shall not be permitted to remove any item of Equipment from the location indicated on the Schedule without the prior written consent of Lessor.

         7. ALTERATIONS. Without the prior written consent of Lessor, which consent shall not be unreasonably withheld, Lessee shall not make any alterations, additions or improvements to the Equipment. Such permitted alterations, additions or improvements may, at Lessee's option, be removed by Lessee upon the expiration or earlier termination of this Agreement if and only if such removal may be accomplished without damage to the Equipment or otherwise reducing its value below that which it would have been in the event no such alterations, additions or improvements had been made.

         8. REPAIRS. Lessee, at its own cost and expense, shall keep the Equipment in good repair, condition and working order, ordinary wear and tear excepted, and shall furnish any and all parts, mechanisms and devices reasonably required to keep the Equipment in good mechanical and working order.

         9. LOSS AND DAMAGE. Lessee hereby assumes and shall bear the entire risk of loss and damage to the Equipment from any and every cause whatsoever. No loss or damage to the Equipment or any part thereof shall impair any obligation of Lessee under this Agreement which shall continue in full force and effect. In the event of loss or damage of any kind whatever to any item of Equipment, Lessee shall, at its own election, promptly place the same in good repair, condition and working order, or replace the same with like Equipment in good repair, condition and working order, or pay to Lessor an amount equal to the fair market value of the Equipment so lost, damaged or destroyed, or pay over to Lessor any insurance proceeds received on account of said loss or destruction. Notwithstanding the foregoing, in no event shall the total of all payments under this Lease for rent and for Equipment lost or destroyed be less than the total scheduled rent payments.

         10. SURRENDER. Subject to the rights granted to Lessee pursuant to paragraph 31 hereof, upon the expiration or earlier termination of this Agreement, with respect to any item of Equipment, Lessee shall return the same to Lessor in good repair, condition and working order, ordinary wear and tear resulting from proper use thereof alone excepted, in the following manner as may be specified by Lessor:

                  (a) By delivering such item of Equipment at Lessee's cost and expense to such place as Lessor shall specify within the state of Minnesota; or

                  (b) By loading such item of Equipment at Lessee's cost and expense on board such carrier as Lessor shall specify and shipping the same, freight collect, to the destination designated by Lessor.

         Lessee shall not be required to return the Equipment if Lessee exercises its option to purchase the Equipment at the end of the Lease term in accordance with this Agreement.

         11. INSURANCE. Lessee shall keep the Equipment insured against all risks of loss or damage by fire and such other risks as are covered by endorsement commonly known as supplemental or extended coverage for not less than the replacement value thereof. Lessee may effect such coverage under its blanket policies. All such policies shall be written by companies presently insuring the Lessee or other companies reasonably satisfactorily to the Lessor and certificates showing such coverage to be in effect shall be furnished to the Lessor upon request.

         12. TAXES. Lessee shall keep the Equipment free and clear of all levies, liens and encumbrances and shall pay when due all fees, assessments, charges and taxes (municipal, state and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, sale possession or use of the Equipment, excluding, however, all taxes on or measured by Lessor"s income.

         13. LESSOR PAYMENT. In case of failure of Lessee to procure or maintain said insurance or to pay said fees, assessments, charges and taxes, all as hereinbefore specified, Lessor shall have the right, but shall not be obligated, to effect such insurance, or pay said fees, assessments, charges and taxes, as the case may be. In that event, the cost thereof shall be repayable to Lessor with the next installment of Rent, and failure to repay the same shall carry with it the same consequence, including interest at ten percent (10%) per annum, as failure to pay any installment of Rent.

         14. REPRESENTATIONS AND WARRANTIES. Lessor represent and warrant that:

                  (a) Lessor is now and will at all times remain the absolute and outright owners of the Equipment;

                  (b) Lessor has the power and authority to enter into this Lease and to grant and fully perform the agreement to sell the Equipment upon exercise of the purchase option

                  (c) This Lease does not conflict with any other agreement to which Lessor is a party or of which Lessor has knowledge;

                  (d) This Lease is valid and binding upon Lessor;

                  (e) Lessor has not granted other options to purchase the Equipment;

                  (f) Upon Lessee's exercise of the purchase option in accordance with paragraph 31 of this Lease, Lessor will transfer the Equipment to Lessee free and clear of all liens, claims and encumbrances of any kind or nature;

                  (g) So long as Lessee is in compliance with the terms and provisions of this Lease, Lessee shall peaceable and quietly have, hold and enjoy the Equipment for the uses and purposes permitted under the Lease;

                  (h) Lessor shall indemnify, defend and hold harmless Lessee from and against any claims asserted by third parties claiming ownership or possessory rights to all or any of the Equipment except to the extent such claims are the result of an act, omission or agreement of Lessee.

EXCEPT AS SET FORTH ABOVE, LESSOR MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE.

         15. INDEMNITY. Lessee shall indemnify Lessor against, and hold Lessor harmless from, any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including reasonable attorneys' fees arising out of, connected with, or resulting from Lessee's use, possession, delivery or return of the Equipment. Each party agrees that it will give the other prompt notice of the assertion of any such claim or the institution of any such action, suit or proceeding.

         16. DEFAULT BY LESSEE. If Lessee with regard to any item or items of Equipment fails to pay any amount herein provided within thirty (30) days after the same is due and payable, or if Lessee with regard to any item or items of Equipment fails to observe, keep or perform any other provision of this Lease, required to be observed, kept or performed by Lessee, and if Lessee fails to remedy, cure or remove such failure in payment of such other failure in observing, keeping or performing the provisions of this Lease within thirty (30) days after receipt of written notice thereof from Lessor, Lessor shall have the right to exercise any one or more of the following remedies: (a) To declare the entire amount of rent hereunder immediately due and payable as to any or all items of Equipment, without notice or demand to Lessee; (b) To sue for and recover all rents, and other payments, then accrued or thereafter accruing with respect to any or all items of Equipment; (c) To take possession of any or all items of Equipment, without demand or notice, wherever same may be located, without any court order or other process of law; (d) To terminate this Lease as to any or all items of Equipment; or (e) To pursue any other remedy available to Lessor at law or in equity. Lessee hereby waives any and all damages occasioned by such taking of possession unless caused by Lessor"s gross negligence or willful misconduct. Any such taking of possession shall not constitute a termination of this Lease as to any or all items of Equipment unless Lessor expressly so notifies Lessee in writing. Notwithstanding any said repossession, or any other action which Lessor may take, Lessee shall be and remain liable for the full performance of all obligations on the part of Lessee to be performed under this Lease. All such remedies are cumulative, and may be exercised concurrently or separately. In no event, however, shall these remedies be exercised in such a manner that the Lessor recovers more than the balance of rent and any other amounts payable by Lessee to Lessor hereunder, plus the fair market value which the Equipment would have at the end of the initial term of this Lease, discounted from the date of the default to the end of the initial term of this Lease at a rate of nine percent (9%) per annum.

         17. DEFAULT BY LESSOR. In the event Lessee is deprived of the peaceable and quiet enjoyment of the Equipment for the uses and purposes permitted under the Lease or in the event upon Lessee's exercise of the purchase option in accordance with paragraph 31 of this Lease, Lessor fail to transfer the Equipment to Lessee free and clear of all liens, claims and encumbrances of any kind or nature, provided Lessor are first given thirty (30) days written notice and an opportunity to cure, Lessee may, at its sole option: (i) proceed by appropriate court action, either at law or in equity, to enforce performance by Lessor of the applicable covenants of this Lease, or (ii) file an action to recover damages for breach hereof. Lessor shall be liable for all damages, assessments, reductions in value, losses, claims, obligations, liabilities, costs, charges and expenses of any kind or nature, including reasonable attorneys' fees, costs, expenses and disbursements incurred by Lessee by reason of the occurrence of the foregoing default or exercise of any of Lessee's remedies with respect thereto. The remedies provided herein shall be cumulative.

         18. BANKRUPTCY. Neither this Agreement nor any interest therein is assignable or transferable by operation of law. If any proceeding under the United States Bankruptcy Code, as amended, is commenced by Lessee, or such an action is commenced against Lessee and is not dismissed within sixty (60) days after the commencement thereof, or if Lessee is adjudged insolvent, or if Lessee makes any assignment for the benefit of its creditors, or if a writ of attachment or execution is levied on any item or items of the Equipment and is not released or satisfied within thirty (30) days thereafter, or if a receiver is appointed in any proceeding or action to which Lessee is a party with authority to take possession or control of any item or items of the Equipment (each of the foregoing is referred to as an "Event"), Lessor shall have and may exercise any one or more of the remedies set forth in paragraph 16 hereof; and this Agreement shall, at the option of Lessor on notice to Lessee, immediately terminate effective on the date of such Event and shall not be treated as an asset of Lessee after the exercise of said option.

         19. LESSOR EXPENSES. Lessee shall pay Lessor all costs and expenses, including reasonable attorneys' fees, incurred by Lessor in exercising any of their rights or remedies hereunder or enforcing any of the terms, conditions, or provisions hereof.

         20. ASSIGNMENT. Without the prior written consent of Lessor, which consent shall be given or withheld in the Lessor's sole discretion, Lessee shall not: (a) assign, transfer, pledge or hypothecate this Agreement, the Equipment or any part thereof, or any interest therein; or, (b) sublet or lend the Equipment or any part thereof, or permit the Equipment or any part thereof to be used by anyone other than Lessee or Lessee's employees. Consent to any of the foregoing prohibited acts applies only in the given instance; and is not a consent to any subsequent like act by Lessee or any other person; provided, however, that without such prior written consent but with notice to Lessor, Lessee may assign this Agreement to any corporation or other legal entity into which Lessee may merge or consolidate or which may acquire all or substantially all of Lessee's assets, and may sublease any of the Equipment subject to this Agreement to any subsidiary of Lessee or to Lessee's parent or any subsidiary of Lessee's parent. No such permitted sublease shall operate to relieve Lessee of its obligations hereunder which shall remain those of a principal and not a guarantor.

         Subject always to the foregoing, this Agreement inures to the benefit of, and is binding upon, the heirs, legatees, personal representatives, successors and assigns of the parties hereto.

         21. LESSOR ASSIGNMENT. It is understood that Lessor, subject to the terms of this Agreement, may assign this Agreement and/or mortgage the Equipment and that said assignee may assign the same, and all rights of Lessor hereunder may be assigned, pledged, mortgaged, transferred, or otherwise disposed of, either in whole or in part, upon sixty (60) days notice to Lessee. Anything herein contained to the contrary, Lessor shall not have the right to, and agree that they will not, include in any such assignment any of Lessor' rights against vendors, manufacturers or suppliers of any of the Equipment.

         22. OWNERSHIP OF EQUIPMENT. The Equipment is, and shall at all times be and remain, the sole and exclusive property of Lessor; and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Agreement.

         23. PERSONAL PROPERTY; UCC-1 FINANCING STATEMENT. The Equipment is, and shall at all times be and remain, personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to, or imbedded in, or permanently resting upon, real property or any building thereon, or attached in any manner to what is permanent as by means of cement, plaster, nails, bolts, screws or otherwise, except as is necessary or appropriate to operate the Equipment within manufacturer specifications and instructions. Lessee agrees to execute a Form UCC-1 Financing Statement and any financing statements or other documents reasonably required by Lessor to provide notice of this Lease. Upon termination of this Lease, Lessor shall promptly execute and deliver such documents as may reasonably be requested by Lessee to terminate such notice filing.

         24. INTEREST. Should Lessee fail to pay any part of the Rent herein reserved or any other sum required by Lessee to be paid to Lessor, within thirty
(30) days after the due date thereof, Lessee shall pay unto Lessor interest on such delinquent payment from the expiration of said thirty (30) days until paid at the rate of ten percent (10%) per annum.

         25. NON WAIVER. No covenant or condition of this Agreement can be waived except in writing. Forbearance or indulgence by either party in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by the other party to which the same may apply, and, until complete performance of said covenant or condition, the other party shall be entitled to invoke any remedy available to such party under this Agreement or by law or in equity despite said forbearance or indulgence.

         26. ENTIRE AGREEMENT. This instrument constitutes the entire agreement between Lessor and Lessee relating to and governing the lease and use of the Equipment and it supersedes and replaces all prior agreements with respect thereto. It shall not be amended, altered or changed except by a written agreement signed by the parties hereto.

         27. NOTICES. Service of all notices under this Agreement shall be sufficient if given personally delivered, telecopied or mailed via registered mail to the party involved at its respective address hereinafter set forth, or at such address as such party may provide in writing from time to time. Any such notice mailed to such address shall be effective as of the date personally delivered or telecopied or five (5) days after being deposited in the United States mail, duly addressed and with postage prepaid. Notices to Lessee shall also be sent to Lessee at the address at which the Equipment is located.

         28. GENDER; NUMBER. Whenever the context of this Agreement requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

         29. TITLES. The titles to the paragraphs of this Agreement are solely for the convenience of the parties, and are not an aid in the interpretation of the instrument.

         30. TIME. Time is of the essence to this Agreement and each and all of its provisions.

         31. PURCHASE OPTION. Provided that Lessee has paid in full all amounts owing hereunder and is not otherwise in default hereunder, Lessee shall have the option to purchase Equipment at the then fair market value, as determined by an independent appraiser. Lessee shall exercise such option by giving written notice to Lessor not less than thirty (30) days prior to expiration of the original term hereof.

         32. CLAIMS. Lessor hereby appoint and constitute Lessee as their agent and attorney-in-fact during the term of this Agreement to assert and enforce, at the sole cost and expense of Lessee, whatever claims and rights Lessor may have as owner of the Equipment against any vendors, manufacturers, suppliers or contractors in respect thereof.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date first written above.

LESSOR                                  MAGSTAR TECHNOLOGIES, INC.


                                        By /s/ R.F. McNamara
                                           Title: CEO


LESSEE                                  REUTER MANUFACTURING, INC.


                                        By /s/ Michael J. Tate
                                           Title: President

                                    EXHIBIT A

                           LEASED EQUIPMENT [OMITTED]